[NAVISITE LOGO]

FOR RELEASE TUESDAY, MARCH 8, 2005
CONTACTS:
Jeffrey Hodnett
NaviSite, Inc.
(978) 946-7833
jhodnett@navisite.com


            NAVISITE REPORTS FISCAL YEAR 2005 SECOND QUARTER RESULTS
  Doubles EBITDA from prior quarter, significantly lowers loss from operations, and adds more than 30 new customers

ANDOVER, MASS. - MARCH 8, 2005 - NaviSite, Inc. (Nasdaq SC: NAVI), a leading provider of IT Outsourcing and Software On Demand enablement services for middle-market organizations, today reported financial results for its second quarter of fiscal year 2005, which ended January 31, 2005.

NaviSite continued to post positive EBITDA, excluding impairment and other one-time charges, for the sixth consecutive fiscal quarter, improving to $2.6 million in the second fiscal quarter of 2005, from $1.3 million in the first fiscal quarter of 2005, a 100% improvement. The Company also continued in its efforts to increase efficiency, reducing its loss from operations for the second consecutive quarter to $2.0 million, down from $4.8 million in the prior quarter and $2.9 million in the second quarter of fiscal year 2004. The Company's focus on customer service and satisfaction led to adding more than 30 new customers and more than 90 customer contract renewals during the quarter.

KEY HIGHLIGHTS AND SUBSEQUENT EVENTS

NaviSite continues to make strides in its company-wide initiatives to streamline operational expenses and improve customer service.

In January 2005, the Company created NaviSite India Private Limited. Based in New Delhi, India, this office will expand NaviSite's international footprint and provide the ability to rapidly scale operations and broaden the Company's service offerings. The cost advantages of a Global Delivery platform will allow NaviSite to be more aggressive with its pricing model, while still providing high quality services, to attract new customers. To date, the Company has hired professionals in engineering, management and network operations center functions, and has plans to expand significantly during the next 6 months. These employees are currently focused on delivering managed messaging, networking and PeopleSoft application services and will expand to include key growth areas, such as EnterpriseOne and Oracle DBA services, by NaviSite's fourth fiscal quarter of 2005.


In February 2005, NaviSite signed an agreement that provided a Las Vegas-based company use of approximately 18,000 square feet of space and the sale of infrastructure equipment in the Las Vegas data center in exchange for an initial payment of $600,000 and approximately $55,000 per month for the next two years. It also assumed responsibility for management of the data center and is expected to upgrade the facility's infrastructure. Including operational expense savings, the anticipated total cash value of the transaction to NaviSite over the next two years is approximately $2.9 million. NaviSite has retained approximately 2,000 square feet in the data center to service and support its current and future customers.

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        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA
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The Company continued to expand its managed application business in the second quarter by adding more than 30 new customers. These included Rossignol, a leading manufacturer of skiing products who outsourced a new Microsoft Great Plains system to manage its inventory, and Sterngold, a world leader in dental products who has engaged NaviSite to outsource its Microsoft Commerce Server based eCommerce system.

NaviSite continues to focus on its commitment to customer service and satisfaction and, as a result, more than 90 customers renewed their existing agreements during the second quarter of fiscal year 2005 and more than 110 customers added incremental services to their existing contracts during the quarter.

Overall, the Company ended the second quarter of fiscal year 2005 with more than 750 customers in its managed services (Application, Hosting, Messaging, and CDN/ESD) and software on demand portfolio, approximately 115 indirect customers through channel partners. In addition, we had more than 250 professional services and software licensing customers that were active during the second quarter.

In December 2004, the Company announced it signed a reseller agreement with PeopleSoft, Inc. to sell its PeopleSoft(R) EnterpriseOne and PeopleSoft(R) World software packages directly to companies. This agreement enables NaviSite to extend the benefits of its end-to-end solutions for business application strategy, implementation, integration, and optimization services to smaller and mid-market enterprises. The Company views the recent acquisition of Peoplesoft by Oracle as an opportunity to strengthen its outsourced mid-market application offerings.

SECOND QUARTER FINANCIAL RESULTS
Total revenue for the second quarter of fiscal year 2005 was $28.4 million, a 2% decrease from $28.9 million in the prior quarter, and a 27% increase from $22.3 million in the second quarter of fiscal year 2004. NaviSite posted a gross profit of $7.7 million for the second quarter of fiscal year 2005, an increase of 27% from $6.1 million in the prior quarter, and an increase of 38% from the gross profit of $5.6 million reported for second quarter of fiscal year 2004.

Net loss decreased to $4.6 million for the second quarter of fiscal year 2005, a 30% improvement, as compared with a net loss of $6.6 million for the prior quarter. Net loss for the second quarter of fiscal year 2004 was $3.4 million. Net loss per share decreased to $0.17 for the second quarter of fiscal year 2005, from a net loss of $0.24 per share for the prior quarter. Net loss per share for the second quarter of fiscal year 2004 was $0.14. NaviSite posted positive EBITDA, excluding impairment and other one-time charges, of $2.6 million for the second quarter of fiscal year 2005, as compared to $1.3 million of EBITDA, excluding impairment and other one-time charges, for the prior quarter and $1.7 million of EBITDA, excluding impairment and other one-time charges, for the second quarter of fiscal year 2004.

"With an improving cost structure and a continued focus on higher-margin services, NaviSite has positioned itself to take a leadership role as the independent alternative for outsourced application services for mid-market companies," said Arthur Becker, CEO of NaviSite. "We anticipate revenue for the third quarter of fiscal year 2005, ending April 30, 2005, will be in the range of $27.6 million to $28.1 million and EBITDA, excluding impairment and other one-time charges, to be between $2.8 million and $3.3 million."

EBITDA
EBITDA is not a recognized measure for financial statement presentation under United States generally accepted accounting principles (U.S. GAAP). The Company believes that the non-GAAP measure of EBITDA provides investors with a useful supplemental measure of the Company's actual and expected


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        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA
operating and financial performance by excluding the impact of interest, taxes, depreciation, amortization and non-cash compensation. The Company also excludes impairment and other one-time charges from its non-GAAP measure, as such items may be considered to be of a non-operational nature. EBITDA does not have any standardized definition and therefore may not be comparable to similar measures presented by other reporting companies. Management uses EBITDA to assist in evaluating the Company's actual and expected operating and financial performance. These non-GAAP results should not be evaluated in isolation of, or as a substitute for, the Company's financial results prepared in accordance with U.S. GAAP. A table reconciling the Company's net loss, as reported, to EBITDA is included in the consolidated financial statements in this release. The Company believes that using expected EBITDA as a performance measure, together with expected net loss, will help investors better understand the Company's underlying financial performance. A table reconciling expected net loss to expected EBITDA for the third quarter of fiscal year 2005 is also included in this release.

CONFERENCE CALL SCHEDULED FOR TUESDAY, MARCH 8, 2005
NaviSite's Chief Executive Officer, Arthur Becker, and Chief Financial Officer, John J. Gavin, Jr., will host a conference call to discuss NaviSite's fiscal year 2005 second quarter financial results at 9:00 a.m. Eastern Time, on Tuesday, March 8, 2005.

DATE AND TIME: Tuesday, March 8, 2005, 9:00 A.M. ET
CALL IN #: Toll free: 866-682-6100 (INTL:201-499-0416)
DIAL IN REPLAY:  Toll Free: 888-346-3949 (INTL:404-260-5385)
Enter PIN#: 03080544 - Enter Confirmation#: 20050304132267
WEBCAST REPLAY: www.navisite.com/investors.cfm


ABOUT NAVISITE
NaviSite, Inc. (NASDAQ SC: NAVI) deploys, manages and enables software applications and infrastructure for middle-market organizations, which include mid-sized companies, divisions of large multi-national companies and government agencies.

The Company offers a full range of services including design, implementation, optimization, upgrade, application development, fully hosted and remote application management, managed services, content delivery, colocation, and Software as a Service enablement.

NaviSite is a Microsoft Gold Certified Partner, PeopleSoft Distributor and Silver Services Partner, and a Siebel Reseller Partner. The Company offers vertical expertise in the manufacturing/distribution, financial services, healthcare/pharmaceutical, services, publishing/media & communications, and public sector industries.

NaviSite was founded in 1997 and is headquartered in Andover, Massachusetts, with offices and data centers across the United States, and in the UK and India. The Company has approximately 480 employees servicing approximately 1,100 customers world-wide. For more information, please visit www.navisite.com or call 978.682.8300.

                                     # # #

This release contains forward-looking statements, which address a variety of subjects including, for example, the expected future operating and financial results, including profitability, revenue growth and EBITDA, the expected benefits, capabilities and marketability of NaviSite's product and service offerings, NaviSite's strategic business plans for growing its customer base and increasing sales, the expected benefits, efficiencies, synergies and integration efforts of the Surebridge acquisition, and the expected financial results and growth of the combined entity. All statements other than statements of historical fact, including without limitation, those with respect to NaviSite's goals, plans and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those

        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA described in these forward-looking statements: NaviSite's success, including its ability to improve its gross profit, improve its cash flows, expand its operations and revenue, and reach and sustain profitability, depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of its products and services; the possibility that financial forecasts of the Company following the Surebridge acquisition may not be achieved, including those as to expected EBITDA and revenue, due to problems or unexpected costs that may arise in successfully integrating the Surebridge business or an inability to realize expected synergies or make expected future investments in the combined businesses; NaviSite may be unable to raise the necessary funds to meet its payment obligations under the promissory notes issued to certain creditors; NaviSite's management may face strain on managerial and operational resources as they try to oversee the expanded operations; NaviSite may not be able to expand its operations in accordance with its business strategy; NaviSite may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; NaviSite's acquisition of companies and businesses may not produce expected cost savings, operational efficiencies or revenue; NaviSite's products, technologies, and resources may not successfully operate with the technology, resources and/or applications of third parties; NaviSite derives a significant portion of its revenue from a small number of customers and the loss of any of those customers would significantly damage NaviSite's financial condition and results of operations; and increased competition and technological changes in the markets in which NaviSite's competes. For a detailed discussion of cautionary statements that may affect NaviSite's future results of operations and financial results, please refer to NaviSite's filings with the Securities and Exchange Commission, including NaviSite's most recent Quarterly Report on Form 10-Q. Forward-looking statements represent management's current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.


All logos, company and product names may be trademarks or registered trademarks of their respective owners.

        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

           NAVISITE FINANCIAL TABLES - SECOND QUARTER FISCAL YEAR 2005
                                EBITDA Summaries

                                                      For the Three Months Ended
                                             January 31, 2005     January 31, 2004
                                             --------------Unaudited--------------
                                             ------------(In thousands)-----------
Net loss, as reported                                $ (4,632)             $(3,439)

Depreciation                                            2,164                2,320
Interest expense, net                                   1,912                  637
Taxes                                                     765                    -
Amortization                                            1,425                  852
Non-cash compensation                                     196                  218
                                                     --------             --------
EBITDA                                                  1,830                  588

Impairments                                               507                  946
Severance, Avasta settlement and
acquisition migration costs                               222                  214
                                                     --------             --------
EBITDA, excluding impairments, severance,
Avasta settlement and acquisition migration
costs                                                 $ 2,559              $ 1,748
                                                      =======              =======


                                                  For the Six Months Ended
                                             January 31, 2005     January 31, 2004
                                             --------------Unaudited--------------
                                             ------------(In thousands)-----------
Net loss, as reported                               $ (11,208)            $ (6,792)

Depreciation                                            4,503                4,943
Interest expense, net                                   3,797                1,182
Taxes                                                     765                    -
Amortization                                            2,851                1,699
Non-cash compensation                                     380                  218
                                                    ---------             --------
EBITDA                                                  1,088                1,250

Impairments                                             1,539                2,035
Severance, Avasta settlement and
acquisition migration costs                             1,199                  459

EBITDA, excluding impairments, severance,
Avasta settlement and acquisition migration
costs                                                 $ 3,826              $ 3,744
                                                      =======              =======

        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

           NAVISITE FINANCIAL TABLES - SECOND QUARTER FISCAL YEAR 2005 Reconciliations of Expected GAAP Net Loss to Expected EBITDA

                                      FOR THE THREE MONTHS ENDED
                                             APRIL 30, 2005
                                       RANGE LOW     RANGE HIGH
                                      -------(IN THOUSANDS)-----
Expected Net loss                     $   (3,238)    $   (2,738)
Expected Depreciation                       2,175          2,175
Expected Interest expense, net              1,960          1,960
Expected Taxes                                287            287
Expected Amortization of
intangible assets                           1,420          1,420
Expected Non-cash compensation                196            196
                                        ---------      ---------
Expected EBITDA                         $   2,800      $   3,300
                                        =========      =========

        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

           NAVISITE FINANCIAL TABLES - SECOND QUARTER FISCAL YEAR 2005
                 Condensed Consolidated Statements of Operations

                                                      FOR THE THREE MONTHS ENDED                   FOR THE SIX MONTHS ENDED
                                                JANUARY 31, 2005        JANUARY 31, 2004    JANUARY 31, 2005        JANUARY 31, 2004
                                                --------------UNAUDITED-----------------    --------------UNAUDITED-----------------
                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue                                        $ 28,346                    $ 22,329             $57,207                   $ 45,802
Revenue, related parties                             35                           -                  68                          -
                                               --------                    --------             -------                   --------
     Total revenue                               28,381                      22,329              57,275                     45,802
                                               --------                    --------             -------                   --------
Cost of revenue                                  20,634                      16,758              43,454                     34,682
Impairment, restructuring and
other                                                34                           -                  34                        633
                                               --------                    --------             -------                   --------
     Total cost of revenue                       20,668                      16,758              43,488                     35,315
                                               --------                    --------             -------                   --------
Gross profit                                      7,713                       5,571              13,787                     10,487
                                               --------                    --------             -------                   --------
Operating expense:
  Operating expense                               9,196                       7,503              19,004                     14,781
  Impairment, restructuring
and other                                           473                         946               1,505                      1,402
                                               --------                    --------             -------                   --------
      Total operating expenses                    9,669                       8,449              20,509                     16,183
                                               --------                    --------             -------                   --------
Loss from operations                             (1,956)                     (2,878)             (6,722)                    (5,696)

Other income (expense):
  Interest income                                    15                          33                  28                         97
  Interest expense                               (1,927)                       (670)             (3,825)                    (1,279)
  Other income (expense), net                         1                          76                  76                         86
                                               --------                    --------             -------                   --------
Loss before income tax expense                   (3,867)                     (3,439)            (10,443)                    (6,792)
Income tax expense                                 (765)                          -                (765)                         -
                                               --------                    --------             -------                   --------
Net loss                                       $ (4,632)                   $ (3,439)          $ (11,208)                   $(6,792)
                                               ========                    ========             =======                   ========

Basic and diluted net loss per
common share                                    $ (0.17)                    $ (0.14)            $ (0.40)                    $(0.28)
                                               ========                    ========             =======                   ========
Basic and diluted weighted
average number of common
shares outstanding                               27,944                      24,741              27,936                     24,624
                                               ========                    ========             =======                   ========

        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

           NAVISITE FINANCIAL TABLES - SECOND QUARTER FISCAL YEAR 2005
                      Condensed Consolidated Balance Sheets

                                                   JANUARY 31, 2005  JULY 31, 2004
                                                   ----------------  -------------
ASSETS
------                                             ---------UNAUDITED-----------
                                                   -------(IN THOUSANDS)--------
Current assets:
Cash and cash equivalents                          $      1,517     $      3,195
Accounts receivable, less allowance for
doubtful accounts of $3,093 at January 31, 2005
and $2,498 at July 31, 2004                              15,532           16,584
Due from related party                                      108              101
Prepaid expenses and other current assets                 4,676            5,967
                                                   ------------     ------------
     Total current assets                                21,833           25,847

Non-current assets                                       91,908           98,017
                                                   ------------     ------------
     Total assets                                  $    113,741     $    123,864
                                                   ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts receivable financing line, net            $     20,293     $     20,240
Notes payable, current portion                            1,334            1,551
Note payable to related party                             3,000            3,000
Capital lease obligations, current portion                1,381            2,921
Accounts payable                                         10,696            8,285
Accrued expenses, deferred revenue and
customer deposits                                        21,291           26,561
                                                   ------------     ------------
     Total current liabilities                           57,995           62,558

Total non-current liabilities                            54,041           50,224
                                                   ------------     ------------
     Total liabilities                                  112,036          112,782

Total stockholders' equity                                1,705           11,082
                                                   ------------     ------------
     Total liabilities and stockholders'
equity                                             $    113,741     $    123,864
                                                   ============     ============

        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

           NAVISITE FINANCIAL TABLES - SECOND QUARTER FISCAL YEAR 2005
                 Condensed Consolidated Statements of Cash Flows

                                                 FOR THE THREE MONTHS ENDED
                                             JANUARY 31, 2005  JANUARY 31,2004
                                             ----------UNAUDITED-------------
                                             --------(IN THOUSANDS)----------
Net cash provided by operating activities    $    2,262           $    3,204

Net cash used for investing activities            (702)                 (360)

Net cash provided by (used for)
financing activities                            (1,067)                1,977
                                             ----------           ----------
Net increase in cash                                493                4,821
Cash and cash equivalents, beginning of
period                                            1,024                2,898
                                             ----------           ----------
Cash and cash equivalents, end of period     $    1,517           $    7,719
                                             ==========           ==========




                                                  FOR THE SIX MONTHS ENDED
                                             JANUARY 31, 2005  JANUARY 31,2004
                                             ----------UNAUDITED-------------
                                             --------(IN THOUSANDS)----------
Net cash provided by (used for)
operating activities                         $    1,518           $      (15)

Net cash used for investing activities          (2,121)                 (846)

Net cash provided by (used for)
financing activities                            (1,075)                4,718
                                             ----------           ----------
Net increase (decrease) in cash                 (1,678)                3,857
Cash and cash equivalents, beginning of
period                                            3,195                3,862
                                             ----------           ----------
Cash and cash equivalents, end of period     $    1,517            $   7,719
                                             ----------            ---------


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        Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA